UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2011
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Parkway Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b) Resignation of Interim Principal Financial Officer

On March 1, 2011, Suzanne Chennault resigned from her positions as Interim Chief Financial Officer and Controller of the Company.  Ms. Chennault’s resignation was due to personal reasons and not as a result of any disagreement with the Company regarding the Company’s operations, policies or practices.  Ms. Chennault will receive severance pay in an amount equal to three months of pay at her salary rate in effect at the time of her resignation.

5.02(c) Appointment of Principal Financial Officer

The Board of Directors of the Company has appointed Andrew Robinson, 57, as the Company’s Senior Vice President, Chief Financial Officer, and Treasurer, effective March 1, 2011.  Mr. Robinson joined the Company in August 2008 as Manager of Financial Planning and Analysis and Corporate Internal Audit and shortly thereafter became Director of Financial Planning and Analysis and Corporate Internal Audit for the Company. In July of 2010 he was promoted to the role of Vice President of Operations for the Company. Prior to joining the Company, from February 2007 to August 2008, Mr. Robinson was the Corporate Controller of CMS International, Inc. a multi property gaming concern where he was responsible for the financial reporting and gaming internal control systems of five large casino properties as well as several smaller casino properties. From 2004 to 2007 Mr. Robinson held the position of Casino Controller for the Jackson Rancheria Casino Hotel and Conference Center. Mr. Robinson is a Certified Public Accountant licensed in the State of Nevada. His twenty plus years of public accounting experience includes assisting troubled companies, forensic services and management consulting in the tribal gaming sector.

Item 5.02(c)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2011, Steve Smallman, 49, was promoted to the role of Executive Vice President of Product, Marketing, and Sales for the Company.  Mr. Smallman rejoined the Company for a second tenure in August 2009 as Vice President of Sales and General Manager of Bingo. Prior to rejoining the Company, Mr. Smallman was the Senior Vice President and General Manager of the Bingo Strategic Business Unit for Las Vegas Gaming, Inc., from January 2008 until August 2009.  Mr. Smallman has extensive experience in the bingo and gaming industries, beginning with Bingo Technologies Corporation (BTC) in 1997, where Mr. Smallman served as an Executive Committee member and the head of Marketing and Customer Service for BTC. In 1999, Mr. Smallman joined GameTech International, Inc. as part of the Company’s acquisition of BTC. From 1999 to 2003, Mr. Smallman served in several Vice President roles with the Company overseeing its operational and strategic planning functions, including distributor and sales management, competition and market analysis, and business development.  Following his initial tenure with the Company, Mr. Smallman went on to serve four years as Senior Vice President of Sales and Marketing for Bettina Corporation (dba Blue Dog, Inc.), a manufacturer and supplier of electronic bingo equipment. From February 2006 to December 2007, Mr. Smallman served as President of HomeMovie Corporation, an online video sharing community operating from the website www.stashspace.com; and also worked as a consultant brokering financing and cross-marketing arrangements among casino and charitable gambling manufacturers, distributors, and operators for Success Story Marketing & Consulting, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GAMETECH INTERNATIONAL, INC.
By:	/s/ Bill Fasig
Bill Fasig
Chief Executive Officer

Date: March 7, 2011